UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February, 26, 2016, the Board of Directors, acting through the Executive Compensation and Human Resources Committee (“Committee”), approved amendments to the Company’s 1982 Executive Incentive Plan (the “EIP Plan”) and the Company’s Strategic Deployment Incentive Plan (formerly known as the 1998 Performance Compensation Plan)(the “SDIP”). The amendments to both plans are intended to incorporate current best practices for incentive plans and otherwise ensure alignment of the plans with shareholder interests. Among other things, the amendments include caps on annual awards and aggregate annual payouts to a single participant. They also expand the scope of the Company’s “clawback rights.” They also improve assurances that the plans qualify under section 162(m) of the Internal Revenue Code. They do so by supplementing the plan documents to formalize the performance-based nature of the methodology the Committee has followed historically in determining awards, including adding the inventory of criteria available to the Committee for determining awards. None of the amendments increase benefits to participants, or expand the class of persons eligible to participate or expand the types of awards available under the plans, or otherwise amend the plans in a manner that would require shareholder approval under the NASDAQ Listing Rules. On the contrary, the amendments place limits on potential benefits and provide further restrictions on the determination of awards to participants. In any event, to satisfy the requirements under 162 (m) of the Internal Revenue Code, both plans, as amended, will be submitted for shareholder approval at the next annual meeting on April 21, 2016.
SUMMARY OF AMENDMENTS TO THE EIP PLAN:

•	Maximums or caps have been added for awards to a single participant in one calendar year:
◦$1 million is the maximum award available to a single participant in one calendar year, whether in the form of cash, shares or both, for each of the annual awards under the EIP Plan and the periodic long-term award under the EIP Plan.
◦$3 million is the maximum total annual award that may be paid to a single participant in one calendar year, including cash payments and the value of shares awarded in previous years and released from potential forfeiture, for each of annual awards made under the EIP Plan and long-term awards made under the EIP Plan.
•If the Committee determines it is appropriate to adjust base annual bonuses by a “Company Performance Factor” based on budgeted or other net income target for a given calendar year, the maximum adjustment resulting from this calculation is limited to 25%. Base annual bonuses for individual Participants, other than those included in the EIP Plan because of their inclusion in one of the Company’s sales and service incentive plans, will be performance-based compensation determined by reference to one or more of the following pre-established objective performance goals at the corporate, group, division, unit or individual Participant level: (i) net income; (ii) return on assets; (iii) exceed median return on assets results for selected peer group; (iv) return on common equity; (v) revenues, net interest margin, pricing, and/or fees; (vi) expense to revenue ratio and/or expenses; (vii) growth in average assets, loans or core deposits; (viii) average 30-day delinquency ratio; (ix) year-end nonperforming assets and/or monthly average nonperforming assets; (x) net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate; (xi) net growth in primary relationships or other strategic growth metrics; (xii) deposit mix or noninterest-bearing deposit growth; (xiii) assets under management and/or investment performance; and (xii) other performance goals.
•Long-term awards made under the EIP Plan will be performance-based compensation subject to the attainment of pre-established objective performance goals, based on one or more of the following criteria: (i) return on assets; (ii) expense to revenue ratio; (iii) net interest margin; (iv) net charge offs and other credit-related losses to average loans, leases, repossessed assets and other real estate; (v) average and/or period-end nonperforming assets; (vi) sales volume and/or pricing; (vii) fee income; (viii) average and/or period-end loans, deposits, or other volumes outstanding; and (ix) net new primary relationships.
•Commencing with awards made in 2017 for 2016 performance (changed from 2016 for 2015 performance as previously reported), each new or existing Participant who has not already signed and delivered to the Company the Company’s standard form of Confidentiality and Non-Solicitation Agreement will, before receipt of any initial or further awards under the EIP Plan, be required to do so as a condition for continued participation and receipt of awards under the EIP Plan.
•Acts of forfeiture under the EIP Plan now generally include the employment or engagement part or full time or in any consulting or advisory capacity of a Participant by a competitor of the Company or any Subsidiary at any time after termination of Participant’s employment due to disability or normal retirement.
•All awards under the EIP Plan require a satisfactory performance evaluation.
SUMMARY OF AMENDMENTS TO THE SDIP:
•Awards under the SDIP are limited to executive officers.
•Awards under the SDIP will continue to be performance-based compensation but this will now be calculated with three dimensions:

◦	Goals will be focused on initiatives that support the Company’s long-term strategic objectives but not at the expense of meeting or exceeding the expectations of the Company’s shareholders.

◦
Awards under the SDIP will continue to be calculated as a percentage of the Company’s net income but will be limited to a maximum total award for any calendar year of 1.00% for any Executive or 2.00% for all Executives. The Committee will also set a minimum and target percentage for each Executive and will consider the roles and responsibilities of each Executive in setting the minimum, target and maximum percentages.

◦
The Committee may reduce the maximum percentage of net income within pre-established ranges by reference to pre-established shared and/or individual goals for the Executives that support the Company’s long-term strategic objectives (“Annual Strategic Goals”). The Committee will assign Annual Strategic Goals to each of the Executives at the beginning of each calendar year or multi-year award period using objective performance targets or criteria and weightings among the Annual Strategic Goals. The Committee will then use the results achieved during each calendar year (individually or in aggregate) to determine the amount of the Award, if any, to be paid to each Executive which is to be reduced from the maximum percentage of net income based on performance.

•The maximum award under the SDIP to a single Executive in one calendar year either in cash or in shares has been reduced from $5 million to $1 million. The maximum total award that may be paid under the SDIP to a single Executive in one calendar year, including cash payments and the value of shares awarded is $3 million. Awards may be paid in cash or in the form of shares of common stock based either on the market value or book value of the shares as determined by the Committee. The value of shares issued under the SDIP may not exceed $3 million in any calendar year.
•All awards under the SDIP now require a satisfactory performance evaluation.
APPLICATION OF CLAWBACK POLICY:
•All awards under the EIP and SDIP are subject to the Company’s clawback policy which provides for forfeiture and/or recovery by the Company of (i) excess awards received by any Participant upon a determination that the awards were based upon financial results or other metrics that were misstated or otherwise inaccurate, either for business units of the Corporation or the Corporation as a whole, and (ii) all such awards received by any Participant upon a determination that the Participant had responsibilities for the accounting that led to the misstatement or inaccuracy, or committed fraud or other malfeasance while employed by the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: March 2, 2016	/s/ CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board and CEO

Date: March 2, 2016	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer